Exhibit 99.1

Contact:	Irena Mroz
Bottomline Technologies
781-693-1802
imroz@bottomline.com

Bottomline Technologies Reports Fourth Quarter Results

Revenue Growth Drives Increased Financial Performance

PORTSMOUTH, N.H. – August 11, 2004 – Bottomline Technologies (NASDAQ: EPAY), a leading global technology provider of Financial Resource Management (FRM) software and services, today reported financial results for the fourth quarter and fiscal year ended June 30, 2004.

Revenues for the fourth quarter were $22.4 million compared with $18.6 million in the fourth quarter of last year. Net income for the fourth quarter was $417,000, or net income per share of $0.02, compared with a net loss of $1.8 million and a net loss per share of $0.11 in the fourth quarter of last year, representing a $2.2 million change in operating results.

During the fourth quarter, operating expenses of $12.3 million included net acquisition-related charges of $972,000, which represented amortization of intangible assets of approximately $910,000, a charge for in-process research and development of $53,000, and stock compensation expense of $9,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the fourth quarter was $1.4 million, or pro forma net income per share of $0.08, compared with pro forma net income per share of $0.02 in the fourth quarter of last year. The fourth quarter pro forma operating results represent over a $1 million improvement from the same period last year.

“I am pleased with the results of the fourth quarter and the acceleration of profitability,” said Joe Mullen, President and CEO of Bottomline. “The Company is executing on market opportunities such as the new UK payments standard and invoice management. Going forward we expect to see continued revenue growth and increased profits.”

Revenues for the twelve months ended June 30, 2004 were $82.1 million compared with $71.3 million in the same period of last year. The net loss for the twelve months ended June 30, 2004 was $2.4 million, or a net loss per share of $0.15, compared with a net loss of $27.9 million and a net loss per share of $1.78 in the twelve months ended June 30, 2003.

The results for the twelve months ended June 30, 2003 included the cumulative effect of an accounting change in the amount of $13.8 million, which related to a goodwill impairment charge recorded by the company in connection with the transition to FASB Statement 142. The net loss before the cumulative effect of this accounting change was $14.1 million, or a net loss per share of $0.90. The $25.5 million reduction in the net loss was partially the result of the $13.8 million goodwill impairment charge.

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During the twelve months ended June 30, 2004, operating expenses of $48.2 million included acquisition-related charges of $5.2 million, which represented charges for in-process research and development of $842,000 associated with our acquisitions of Create! form International, Inc. and Albion Business Machines Limited (ABM), amortization of intangible assets of approximately $4.3 million and stock compensation expense of $41,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the twelve months ended June 30, 2004 was $2.7 million, or pro forma net income per share of $0.16, compared with a pro forma net loss per share of $0.33 in the same period of last year. The fiscal 2004 pro forma operating results represent a $7.9 million improvement from fiscal 2003.

Bottomline has presented non GAAP financial measures in the form of pro forma results as part of this earnings release since this information excludes certain non-cash items and management believes it is a more accurate measurement of Bottomline’s overall operating performance. Management believes that presenting financial measures exclusive of certain non-cash items helps identify trends in the company’s business and the company uses these measures to establish budgets and operational goals, to manage its business and to evaluate the performance of the company. The presentation of this information should not be considered in isolation to, or as a substitute for, the results presented in accordance with GAAP. A reconciliation of the GAAP net loss to the pro forma results for the periods ending June 30 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
	(in thousands)
GAAP net income (loss)	$417	$(1,797)	$(2,418)	$(27,854)
Cumulative effect of accounting change	—	—	—	13,764
In-process research and development	53	—	842	—
Amortization of intangible assets	910	2,170	4,277	8,830
Stock compensation expense (benefit)	9	(24)	41	71

Pro forma net income (loss)	$1,389	$349	$2,742	$(5,189)

Customer Highlights:

•	During the quarter, 113 new orders for Bottomline’s BACSTEL-IP software solutions, which include the UK versions of Paybase and WebSeries®, were received from leading UK-based organizations.

•	Significant organizations such as Royal Bank of Scotland Insurance, Royal London Group, Financial Services Authority and Big Food Group purchased Bottomline’s BACSTEL-IP solution. BACSTEL-IP is the new electronic payment standard for the UK and businesses are required to upgrade to this new standard by the end of 2005.

•	Leading companies such as Wells Fargo Home Mortgage, Cendant Corporation and First Health chose Bottomline to deliver financial business process management solutions.

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•	National City Corporation (NCC) began using Bottomline’s Information Reporting module, which provides expanded functionality and service to their customers. Bottomline’s treasury management platform is being used by NCC to facilitate consolidation of domestic and international balances, statements, current day activity, prior day transactions and ACH details into a complete, real-time browser-based reporting suite.

Corporate and Product Highlights:

•	Announced the release of the BACS accredited WebSeries® bureau module which extends WebSeries’ use to commercial bureau environments in the United Kingdom.

•	Launched PayBase® v8.0. This new version introduces important new features and enhancements including digital archiving and retrieval of financial documents, native e-mail delivery, extended BACSTEL capabilities and NACHA-compliant FTP data transmission support.

•	Released Create!archive® v3.0, an integrated document archive and retrieval solution. Create!archive creates electronic PDF copies of documents with instant Microsoft Windows® Client or web-based search and retrieval options, providing cost-efficient, self-service access to transactional documents.

•	Bottomline’s Create!form division was recognized by Start Magazine in its annual Hottest Companies of 2004 Awards.

Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. today. Please see the corresponding advisory issued August 2, 2004 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the website following the call.

About Bottomline Technologies

Bottomline Technologies® (NASDAQ: EPAY) is a leading global technology provider of Financial Resource Management (FRM) solutions. Bottomline’s comprehensive set of FRM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. FRM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking and Information Reporting and Document Output Management. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

Cautionary Language

Any statements in this announcement about our future expectations, plans and prospects constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: competition, market demand, technological change, strategic relationships, recent acquisitions, international operations, general economic conditions and other factors discussed in our most recent quarterly report filed with the SEC. In addition, the forward-looking statements included in this announcement represent our views as of the date of this announcement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this announcement. The accompanying unaudited condensed statements of operations and balance sheets are an integral part of this announcement.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2004	2003
Revenues:
Software licenses	$3,626	$3,324
Service and maintenance	14,623	11,022
Equipment and supplies	4,190	4,271

Total revenues	22,439	18,617

Cost of revenues:
Software licenses	368	657
Service and maintenance	5,916	4,709
Equipment and supplies	3,440	3,529

Total cost of revenues	9,724	8,895

Gross profit	12,715	9,722

Operating expenses:
Sales and marketing	5,577	4,016
Product development and engineering:
Product development and engineering	2,536	2,700
Stock compensation expense	9	(24)
In-process research and development	53	—
General and administrative	3,219	2,583
Amortization of intangible assets	910	2,170

Total operating expenses	12,304	11,445

Income (loss) from operations	411	(1,723)

Other income (expense), net	88	(59)

Income (loss) before provision for income taxes	499	(1,782)
Provision for income taxes	82	15

Net income (loss)	417	(1,797)

Basic and diluted net income (loss) per share	$0.02	$(0.11)

Shares used in computing net income (loss) per share:
Basic	17,003	15,938
Diluted	18,078	15,938

Pro forma (excluding acquisition-related charges):(1)
Net income	1,389	349

Diluted net income per share (2)	$0.08	$0.02

(1)	Pro forma presentation excludes charges for in-process research and development of $53 for the three months ended June 30, 2004, amortization of intangible assets of $910 and $2,170 and amortization of stock compensation expense (benefit) of $9 and $(24), net of tax, for the three months ended June 30, 2004 and 2003, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 18,078 and 16,442 for the three months ended June 30, 2004 and 2003, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended June 30,
	2004	2003
Revenues:
Software licenses	$14,366	$13,021
Service and maintenance	51,364	40,865
Equipment and supplies	16,402	17,379

Total revenues	82,132	71,265

Cost of revenues:
Software licenses	1,678	1,936
Service and maintenance	21,456	20,358
Equipment and supplies	13,312	13,615

Total cost of revenues	36,446	35,909

Gross profit	45,686	35,356

Operating expenses:
Sales and marketing	21,062	18,372
Product development and engineering:
Product development and engineering	10,171	10,836
In-process research and development	842	—
Stock compensation expense	41	71
General and administrative	11,830	11,088
Amortization of intangible assets	4,277	8,830

Total operating expenses	48,223	49,197

Loss from operations	(2,537)	(13,841)

Other income (expense), net	288	(189)

Loss before provision for income taxes and cumulative effect of accounting change	(2,249)	(14,030)
Provision for income taxes	169	60

Loss before cumulative effect of accounting change	(2,418)	(14,090)

Cumulative effect of accounting change	—	(13,764)

Net loss	$(2,418)	$(27,854)

Basic and diluted:
Loss per share before cumulative effect of accounting change	$(0.15)	$(0.90)
Cumulative effect of accounting change	—	(0.88)

Net loss per share	$(0.15)	$(1.78)

Shares used in computing basic and diluted net loss per share:	16,514	15,667

Pro forma (excluding acquisition-related charges):(1)
Net income (loss)	$2,742	$(5,189)

Diluted net income (loss) per share(2)	$0.16	$(0.33)

(1)	Pro forma presentation is before the cumulative effect of accounting change of $13,764 for the year ended June 30, 2003 and excludes in-process research and development of $842 and $0 amortization of intangible assets of $4,277 and $8,830 amortization of stock compensation expense of $41 and $71, net of tax, for the years ended June 30, 2004 and 2003, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 17,353 and 15,667 for the years ended June 30, 2004 and 2003, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2004	June 30, 2003
Assets
Current assets:
Cash, cash equivalents and short-term investments	$25,015	$25,802
Accounts receivable	18,530	13,281
Other current assets	4,533	4,148

Total current assets	48,078	43,231

Property and equipment	6,468	6,447
Intangible assets	34,686	22,660
Other assets	835	1,024

Total assets	$90,067	$73,362

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,327	$5,712
Accrued expenses	7,901	6,005
Deferred revenue and deposits	17,586	13,697
Current portion of long-term debt	—	253

Total current liabilities	30,814	25,667

Stockholders’ equity
Common stock	18	17
Additional paid-in-capital	177,205	164,809
Deferred compensation	(14)	(78)
Accumulated other comprehensive income	3,026	1,628
Treasury stock	(4,133)	(4,250)
Retained deficit	(116,849)	(114,431)

Total stockholders’ equity	59,253	47,695

Total liabilities and stockholders’ equity	$90,067	$73,362